EXHIBIT (d)(9)

EATON VANCE NEXTSHARES TRUST

FORM OF

 INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

ON BEHALF OF

EATON VANCE SMALL-CAP NEXTSHARESTM

AGREEMENT made this ______________ day of __________________, 2015, between Eaton Vance NextShares Trust, a Massachusetts business trust (the “Trust”), on behalf of Eaton Vance Small-Cap NextSharesTM (the “Fund”), and Eaton Vance Management, a Massachusetts business trust (“Eaton Vance”).

1.

Duties of Eaton Vance.  The Trust hereby employs Eaton Vance to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund and to administer the Fund’s affairs, subject to the supervision of the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

Eaton Vance hereby accepts such employment, and undertakes to afford to the Trust the advice and assistance of Eaton Vance’s organization in the choice of investments, in the purchase and sale of securities and in the administration of the Fund and to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and for administering its affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of Eaton Vance’s organization and all personnel of Eaton Vance performing services relating to research and investment and administrative activities.  Eaton Vance shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

In connection with its responsibilities as administrator of the Fund, Eaton Vance will:

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assist in preparing all annual, semi-annual and other reports required to be sent to Fund shareholders and/or filed with the Securities and Exchange Commission (“SEC”), and arrange for such filing and printing and dissemination of such reports to shareholders;

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prepare and assemble all reports required to be filed by the Trust on behalf of the Fund with the SEC on Form N-SAR, or on such other form as the SEC may substitute for Form N-SAR, and file such reports with the SEC;

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review the provision of services by the Fund’s independent public accounting firm, including, but not limited to, the preparation by such firm of audited financial statements of the Fund and the Fund’s federal, state and local tax returns; and make such reports and recommendations to the Trustees of the Trust concerning the performance of the independent accountants as the Trustees deem appropriate;

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arrange for the filing with the appropriate authorities all required federal, state and local tax returns;

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arrange for the dissemination to shareholders of the Fund’s proxy materials, and oversee the tabulation of proxies by the Fund’s transfer agent or other duly authorized proxy tabulator;

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review and supervise the provision of custodian services to the Fund; and make such reports and recommendations to the Trustees concerning the provision of such services as the Trustees deem appropriate;

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oversee the valuation of all such portfolio investments and other assets of the Fund as may be designated by the Trustees (subject to any guidelines, directions and instructions of the Trustees), and review and supervise the calculation of the net asset value of the Fund’s shares by the custodian;

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negotiate the terms and conditions under which transfer agency and dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith; review and supervise the provision of transfer agency and dividend disbursing services to the Fund; and make such reports and recommendations to the Trustees concerning the performance of the Fund’s transfer and dividend disbursing agent as the Trustees deem appropriate;

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establish the accounting policies of the Fund; reconcile accounting issues that may arise with respect to the Fund’s operations; and consult with the Fund’s independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith;

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determine the amount of all distributions (if any) to be paid by the Fund to its shareholders; prepare and arrange for the publishing of notices to shareholders regarding such distributions (if required) and provide the Fund’s transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions;

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review the Fund’s bills and authorize payments of such bills by the Fund’s custodian;

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oversee services provided to the Fund by external counsel;

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arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Trust on behalf of the Fund with the SEC and any other regulatory body; and

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provide other internal legal, auditing, accounting and administrative services as ordinarily required in conducting the Fund’s business affairs.

Eaton Vance shall provide the Trust with such investment management and supervision as the Trust may from time to time consider necessary for the proper supervision of the Fund.  As investment adviser to the Trust, Eaton Vance shall furnish continuously an investment program and shall determine from time to time what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Fund’s assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws, registration statement of the Trust under the Investment Company Act of 1940 and any applicable Fund compliance procedures adopted by the Board of Trustees, all as from time to time amended.  Eaton Vance is authorized, in its discretion and without prior consultation with the Trust, to buy, sell, and otherwise trade in any and all types of securities, derivatives and investment instruments on behalf of the Fund.  Should the Trustees of the Trust at any time, however, make any specific determination as to investment policy for the Fund and notify Eaton Vance thereof in writing, Eaton Vance shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.  Eaton Vance shall take, on behalf of the Trust, all actions which it deems necessary or desirable to implement the investment policies of the Trust and of the Fund.

Eaton Vance shall place all orders for the purchase or sale of portfolio securities for the account of the Fund either directly with the issuer or with brokers or dealers selected by Eaton Vance, and to that end Eaton Vance is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, Eaton Vance shall adhere to procedures adopted by the Board of Trustees of the Trust.

Notwithstanding the foregoing, Eaton Vance shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of the Fund, nor shall Eaton Vance be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Trust or the Fund.

2.

Compensation of Eaton Vance.  For the services, payments and facilities to be furnished hereunder by Eaton Vance, Eaton Vance shall be entitled to receive from the Fund fees as set forth below:

For investment management services:  Eaton Vance shall receive a fee based on the Fund’s average daily net assets per annum as follows:

Average Daily Net Assets	Annual Fee Rate
Up to $500 million	0.7500%
$500 million but less than $1 billion	0.6875%
$1 billion but less than $1.5 billion	0.6250%
$1.5 billion but less than $2 billion	0.5625%
$2 billion but less than $3 billion	0.5000%
$3 billion and over	0.4375%

For administrative services:  Eaton Vance shall receive a fee equal to 0.15% of the Fund’s average daily net assets per annum.

The foregoing compensation shall be paid monthly in arrears on the last business day of each month.  The Fund’s daily net assets shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust.  In case of initiation or termination of the Agreement during any month with respect to the Fund, the fee for that month shall be based on the number of calendar days during which it is in effect.  Eaton Vance may, from time to time, waive all or a part of the above compensation.

3.

Allocation of Charges and Expenses.  Eaton Vance shall pay the entire salaries and fees of all of the Trust’s Trustees and officers employed by Eaton Vance and who devote part or all of their time to the affairs of Eaton Vance, and the salaries and fees of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 3.  Except as provided in the foregoing sentence, it is understood that the Fund will pay all expenses other than those expressly stated to be payable by Eaton Vance hereunder, which expenses payable by the Fund shall include, without implied limitation:

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expenses of organizing and maintaining the Fund and continuing its existence;

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commissions, fees and other expenses connected with the acquisition and disposition of securities and other investments;

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auditing, accounting and legal expenses;

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taxes and interest;

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governmental fees;

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expenses of issue, sale and redemption of shares;

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expenses of registering and qualifying the Trust, the Fund and its shares under federal securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to shareholders and investors, and any fees and expenses of registering and maintaining registrations of the Fund under state securities laws;

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registration of the Trust under the Investment Company Act of 1940;

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expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor;

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expenses of reports to regulatory bodies;

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insurance expenses;

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association membership dues;

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fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books and accounts, and determination of net asset values);

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fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund;

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any direct charges to shareholders approved by the Trustees of the Trust;

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compensation and expenses of Trustees of the Trust who are not members of Eaton Vance’s organization;

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any pricing or valuation services employed by the Fund to value its investments including primary and comparative valuation services;

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any agent employed by the Fund to calculate intraday indicative net asset values;

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any investment advisory, sub-advisory or similar management fee payable by the Fund;

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expenses associated with listing the Fund on one or more securities exchanges;

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all expenses incurred in connection with the Fund’s use of a line of credit; and

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such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.

4.

Other Interests.  It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in Eaton Vance as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of Eaton Vance are or may be or become similarly interested in the Fund, and that Eaton Vance may be or become interested in the Fund as a shareholder or otherwise.  It is also understood that trustees, officers, employees and shareholders of Eaton Vance may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which Eaton Vance may organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words “Eaton Vance” or “Boston Management and Research” or any combination thereof as part of their name, and that Eaton Vance or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

5.

Limitation of Liability of Eaton Vance.  The services of Eaton Vance to the Trust and the Fund are not to be deemed to be exclusive, Eaton Vance being free to render services to others and engage in other business activities.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Eaton Vance, Eaton Vance shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

The Trust expressly acknowledges the provision in the Declaration of Trust of Eaton Vance limiting the personal liability of the Trustees of Eaton Vance and the shareholders of Eaton Vance, and the Trust hereby agrees that it shall have recourse to Eaton Vance for payment of claims or obligations as between Eaton Vance and the Trust arising out of this Agreement and shall not seek satisfaction from the Trustees or shareholders or any Trustee of Eaton Vance.

6.

Sub-Advisers and Sub-Administrators.  Eaton Vance may employ one or more sub-advisers or sub-administrators from time to time to perform such of the acts and services of Eaton Vance including the selection of brokers or dealers or other persons to execute the Fund’s portfolio security transactions, and upon such terms and conditions as may be agreed upon between Eaton Vance and such sub-adviser or sub-administrator and approved by the Trustees of the Trust, all as permitted by the Investment Company Act of 1940.  The performance of each such sub-investment adviser or sub-administrator of its obligation under any such agreement shall be supervised by Eaton Vance.  Further, Eaton Vance may, with the approval of the Trustees of the Trust and without the vote of any Interests in the Trust, terminate any agreement with any sub-investment adviser or sub-administrator and/or enter into an agreement with one or more other sub-investment advisers or sub-administrators, all as permitted by the Investment Company Act of 1940 and the rules hereunder.  In the event a sub-adviser or sub-administrator is employed, Eaton Vance retains the authority to immediately assume responsibility for any functions delegated to a sub-adviser or sub-administrator, subject to approval by the Board and notice to the sub-adviser or sub-administrator.

7.

Duration and Termination of this Agreement.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of Eaton Vance or the Trust cast in person at a meeting called for the purpose of voting on such approval.

Either party hereto may, at any time on sixty (60) days’ prior written notice to the other, terminate this Agreement without the payment of any penalty, by action of Trustees of the Trust or the trustees of Eaton Vance, as the case may be, and the Trust may, at any time upon such written notice to Eaton Vance, terminate this Agreement by vote of a majority of the outstanding voting securities of the Fund.  This Agreement shall terminate automatically in the event of its assignment.

8.

Amendments of the Agreement.  This Agreement may be amended by a writing signed by both parties hereto, provided that no material amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of Eaton Vance or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) if required by the Investment Company Act of 1940, by vote of a majority of the outstanding voting securities of the Fund.

9.

Limitation of Liability of Trust.  Eaton Vance expressly acknowledges the provision in the Declaration of Trust of the Trust limiting the personal liability of the Trustees of the Trust and the shareholders of the Fund, and Eaton Vance hereby agrees that it shall have recourse to the Trust or the Fund for payment of claims or obligations as between the Trust or the Fund and Eaton Vance arising out of this Agreement and shall not seek satisfaction from the Trustees or shareholders or any Trustee of the Trust or shareholder of the Fund.

10.

Use of the Name “Eaton Vance” or “NextShares”.  Eaton Vance hereby consents to the use by the Fund of the name “Eaton Vance” as part of the Fund’s name; provided, however, that such consent shall be conditioned upon the employment of Eaton Vance or one of its affiliates as the investment adviser or administrator of the Fund.  The name “Eaton Vance” or any variation thereof may be used from time to time in other connections and for other purposes by Eaton Vance and its affiliates and other investment companies that have obtained consent to the use of the name “Eaton Vance”.  Eaton Vance shall have the right to require the Fund to cease using the name “Eaton Vance” as part of the Fund’s name if the Fund ceases, for any reason, to employ Eaton Vance or one of its affiliates as the Fund’s investment adviser or administrator.  Future names adopted by the Fund for itself, insofar as such names include identifying words requiring the consent of Eaton Vance, shall be the property of Eaton Vance and shall be subject to the same terms and conditions.  Eaton Vance represents that it has entered into an agreement permitting the use of all necessary licenses and intellectual property required for the Fund to use the “NextShares” name.

11.

Certain Definitions.  The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.  The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the shares of the Fund.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Eaton Vance NextShares Trust on behalf of

Eaton Vance Small-Cap NextSharesTM

By:

___________________________________

Edward J. Perkin, President

EATON VANCE MANAGEMENT

By:

___________________________________

Maureen A. Gemma, Vice President